    As filed with the Securities and Exchange Commission on __________, 1995

                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           INDEPENDENCE BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

New Jersey                           1100 Lake Street                 22-2483513
(State or other jurisdiction of Ramsey, New Jersey 07446 (I.R.S. Employer incorporation or organization) (Address of Principal Executive Identification
                                     Offices)  (Zip Code)                Number)


                           INDEPENDENCE BANCORP, INC.
                        1994 EMPLOYEE STOCK OPTION PLAN

                           INDEPENDENCE BANCORP, INC.
                             1990 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                           (Full title of the plans)

             A. Roger Bosma, President and Chief Executive Officer
                           Independence Bancorp, Inc.
                                1100 Lake Street
                            Ramsey, New Jersey 07446
                                 (201) 825-1000
                     (Name, address, including zip code and
                     telephone number, including area code,
                             of agent for service)


                          Copies of Communications to:
                              Sol Genauer, Esquire
                        Blank, Rome, Comisky & McCauley
                          1200 Four Penn Center Plaza
                             Philadelphia, PA 19103
                                 (215) 569-5533


                        CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed      Proposed
                                          maximum        maximum      Amount of
    Title of securities    Amount to be   offering      aggregate   registration
     to be registered       registered     price        offering        fee
                               (1)       per share        price
- --------------------------------------------------------------------------------
Common Stock, par value    184,000 shares $ 11.375 (2)  $2,093,000 (2) $721.72
 $1.667 per share
================================================================================

(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans.

(2) Pursuant to Rule 457(h), based upon the average of the high and low sale prices of Independence Bancorp, Inc. Common Stock, par value $1.667 per share, reported on the NASDAQ Stock Market on April 26, 1995.

 PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

 Item 1. Plan Information.
 ------------------------

      The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

 Item 2. Registrant Information and Employee Plan Annual Information.
 -------------------------------------------------------------------

      The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

 PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3. Incorporation of Certain Documents by Reference.
 -------------------------------------------------------

      The following documents filed with the Commission are incorporated herein by reference:

      (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

      (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above; and

      (iii) The description of the Company's Common Stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description, is incorporated by reference to such description.

      All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

 Item 4. Description of Securities.
 ---------------------------------

      Not Applicable.

 Item 5. Interests of Named Experts and Counsel.
 ----------------------------------------------

      Not applicable.

 Item 6. Indemnification of Directors and Officers.
 -------------------------------------------------

      Section 14A:3-5 of the New Jersey Business Corporation Act provides, in substance, that New Jersey corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents against their expenses and liabilities in connection with any proceedings brought against them and against their expenses in connection with any proceeding by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents.

      Article VI of the Company's by-laws provides as follows:

 ARTICLE VI.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS.
 ----------

      Section 601.  The Company shall, to the fullest extent now or hereafter
      -----------
 permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as amended from time to time, indemnify any director or officer of the Company.

      The Board of Directors, by resolution adopted in each specific instance, may similarly indemnify any person other than a director or officer of the Company for liabilities incurred by him in connection with services rendered by him at the request of the Company or any of its subsidiaries.

      The provisions of this section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior to or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer or to render services at the request of the company and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any director, officer, employee or agent of the company may be entitled.

      Section 602.  The Corporation may indemnify any person who was or is a
      -----------
 party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of the country in which the registered office of the Corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

      Section 603.  The indemnification provided for in the preceding sections
      -----------
 shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or other agent is proper under the circumstances because he has met the applicable standard of conduct set forth in each section, this determination to be made by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or in any other manner authorized by law which the Board of Directors shall direct; provided, however, that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any such suit, action or proceeding, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 604.  Expenses incurred in defending a civil or criminal action,
      -----------
 suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 603 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article.

      Section 605.  The indemnification provided by this Article shall not be
      -----------
 deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 606.  The Corporation shall have power to purchase and maintain
      -----------
 insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

 Item 7. Exemption from Registration Claimed
 -------------------------------------------

      Not Applicable.

 Item 8. Exhibits
 ----------------

      The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

      Exhibit No.          Description
      ----------           -----------

          5.1              Opinion of Counsel regarding legality.

         23.1              Consent of Arthur Andersen, LLP.

         23.2              Consent of Counsel (included as part of Exhibit 5.1).

         24.1              Power of Attorney (included on page 7)

 Item 9. Undertakings
         ------------

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended:

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ramsey, New Jersey, on the 27th day of April, 1995.

                                     INDEPENDENCE BANCORP, INC.



                                  By:  /s/ A. Roger Bosma
                                       ---------------------------------------
                                       A. Roger Bosma
                                       President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Roger Bosma, true and lawful attorney-in-fact and agent, with full power of substitution of resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 27th day of April, 1995.



          Name                             Title
          ----                             -----

/s/ James R. Napolitano
- -------------------------           Chairman of the Board
James R. Napolitano


/s/ A. Roger Bosma           President, Chief Executive Officer and
- -------------------------    Director (Principal Executive Office)
A. Roger Bosma



- -------------------------                 Director
Esko J. Koskinen

          Name                             Title
          ----                             -----


- -------------------------                 Director
William F. Dator


/s/ Julius J. Franchini
- -------------------------                 Director
Julius J. Franchini


- -------------------------                 Director
Robert F. Frasco


/s/ Robert O. Hagman
- -------------------------                 Director
Robert O. Hagman


/s/ Joseph A. Haynes
- -------------------------                 Director
Joseph A. Haynes


/s/ Joseph Lo Scalzo
- -------------------------                 Director
Joseph Lo Scalzo


/s/ Kevin J. Killian          Senior Vice President and Chief
- -------------------------            Financial Officer
Kevin J. Killian                  (Principal Financial and
                                    Accounting Officer)

                                 EXHIBIT INDEX


 Exhibit No.               Description                           Page
 -----------               -----------                           ----

 Exhibit 5.1     Opinion of Counsel regarding legality.

 Exhibit 23.1    Consent of Arthur Andersen, LLP.